FOR IMMEDIATE RELEASE

Contact:

UTEK Corporation

BPC Financial Marketing

John Baldissera, 800-368-1217

UTEK Corporation Reports Results for

Three-month and Nine-month Period Ended September 30, 2004

PLANT CITY, FL.—(BUSINESS WIRE)—November 3, 2004—UTEK Corporation (AMEX:UTK) today announced its third quarter 2004 financial results.

Quarter ended September 30, 2004 Financial Results

UTEK Corporation announced income from operations (revenue) of $2,040,486 for the third quarter ended September 30, 2004, an increase of 18%, compared to income from operations (revenue) of $1,723,250 for the third quarter ended September 30, 2003. Net income from operations for the third quarter of 2004 was $472,186, as compared to $835,144 for the third quarter of 2003. Approximately 71% and 89% of our income from operations (revenue) was received in the form of unregistered shares of common stock for the quarters ended September 30, 2004 and 2003, respectively.

The Company ended the quarter with cash, cash equivalents and short-term investments of $10,360,375, total assets of $20,580,840 and net assets of $19,749,886. The Company currently has no debt outstanding.

The net increase (decrease) in net assets from operations, including net income (loss) from operations, net realized and unrealized gains and losses on investments, was $(7,202,711) or $(1.28) per diluted common share outstanding for the quarter ended September 30, 2004, versus $3,406,071 or $0.76 per diluted common share outstanding for the quarter ended September 30, 2003.

Nine-month period ended September 30, 2004 Financial Results

For the nine-month period ended September 30, 2004, income from operations (revenue) was $4,376,172, as compared to $2,834,156 for the nine-month period ended September 30, 2003, an increase of 54%. Net income from operations was $536,700 for the nine-month period ended September 30, 2004 as compared to $218,371 for the nine-month period ended September 30, 2003. Approximately 82% and 78% of our income from operations (revenue) was received in the form of unregistered shares of common stock for the nine-month period ended September 30, 2004 and 2003, respectively.

The net increase in net assets from operations (including net income or loss from operations and net realized and unrealized gains and losses on investments) was $450,157 or $0.08 per diluted common share outstanding for the nine-month period ended September 30, 2004, versus $479,464 or $0.11 per diluted common share outstanding for the nine-month period ended September 30, 2003.

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Net asset value per common share increased to $3.37 at September 30, 2004 from $2.33 at December 31, 2003, an increase of 45%.

Net increases or decreases in net assets resulting from operations can vary substantially from quarter to quarter primarily due to the changes in unrealized depreciation or appreciation and the recognition of realized gains and losses, which vary from quarter to quarter. As a result, quarterly comparisons of net increase in net assets resulting from operations may not be meaningful.

Recent Developments

Circle Group Holdings, Inc. represented 26.9% of our net assets at the quarter ended September 30, 2004. On November 2, 2004, the $1.30 market closing price per share of Circle Group Holdings, Inc. on the American Stock Exchange represented a decrease of 28% from the $1.81 market closing price per share on the American Stock Exchange on September 30, 2004. This decline in the market value of Circle Group Holdings, Inc. may have a material negative impact on UTEK’s financial condition from that reported for the period ended September 30, 2004. Management estimates that, based on this decline in the market price for Circle Group Holdings, Inc., the Company’s net asset value would decrease by approximately $0.16 per share or 5% from the net asset value per share reported at September 30, 2004.

The following tables contain comparative selected financial data as of September 30, 2004 and December 31, 2003 and for the three and nine-month periods ended September 30, 2004 and September 30, 2003, respectively:

FINANCIAL POSITION INFORMATION

Balance Sheet Data (at end of period):	September 30 2004	December 31 2003	Percentage Increase
	(Unaudited)
Total investments	$9,364,821	$7,745,354	21%
Total assets	$20,580,840	$12,549,448	64%
Total net assets	$19,749,886	$11,152,370	77%
Common shares outstanding	5,865,466	4,790,550	22%
Net asset value per share	$3.37	$2.33	45%

	Three months ended September 30		Nine Months ended September 30
Statement of Operations Data:	2004 (Unaudited)	2003 (Unaudited)	2004 (Unaudited)	2003 (Unaudited)
Income from operations:
Sale of technology rights	$1,525,949	$1,473,121	$2,932,249	$2,035,978
Consulting fees	488,387	241,419	1,395,046	785,971
Investment income, net	26,150	8,710	48,877	12,207

	2,040,486	1,723,250	4,376,172	2,834,156
Expenses:
Salaries and wages	228,550	196,073	739,694	537,489
Professional fees	122,234	258,154	367,428	641,164
Sales and marketing	693,834	256,468	1,372,295	445,034
General and administrative	271,811	258,083	1,062,938	860,348

	1,316,429	968,778	3,542,355	2,484,035
Income before income taxes	724,057	754,472	833,817	350,121
Provision for income taxes (benefit)	251,871	(80,672)	297,117	131,750
Net income from operations	$472,186	$835,144	$536,700	$218,371

Net realized and unrealized gains (losses):
Net realized gains (losses) on investments, net of income tax expense (benefit) of $67,843 and $832,094 for the three and nine-months ended September 30, 2004 and $(31,540) and $(137,389) for the three and nine-months ended September 30, 2003 respectively	112,446	(52,275)	1,379,157	(227,715)
Change in net unrealized appreciation (depreciation) of non-controlled affiliate investments, net of deferred tax expense (benefit) of $(4,698,376) and $(884,311) for the three and nine-months ended September 30, 2004 and $1,582,669 and $294,915 for the three and nine-months ended September 30, 2003 respectively	(7,787,343)	2,623,202	(1,465,700)	488,808

Net increase (decrease) in net assets from operations	$(7,202,711)	$3,406,071	$450,157	$479,464

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Conference Call at 11:00 a.m. EST on Thursday, November 4, 2004

UTEK will host a conference call at 11:00 a.m. (EST) November 4, 2004 to discuss third quarter financial results. All interested parties are welcome to attend the live conference call by dialing 1-800-322-0079. For international callers, please call 973-935-2401.

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About UTEK Corporation

UTEK is a leading, market-driven technology transfer company that enables companies to rapidly acquire innovative technologies from universities and research laboratories. UTEK is the only company that facilitates the identification and acquisition of external technologies for clients in exchange for their equity securities, while allowing research institutions to receive 100% of the royalties. This unique process is called U2B®. UTEK transfers proprietary technologies with potential commercial applications to companies seeking product differentiation resulting in a strategic marketplace advantage. For more information about UTEK, please visit its website at www.utekcorp.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words such as “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe UTEK’s future plans, objectives or goals are also forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK and market valuations of its stock, which could cause actual results to differ materially from those currently anticipated. Although UTEK believes the expectations reflected in any forward-looking

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statements are based on reasonable assumptions, UTEK can give no assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and UTEK undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK’s operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK’s dependence on the performance of a limited number companies in its portfolio (including its dependence on the financial performance of Circle Group Holdings, Inc.), the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these factors, current results may not be indicative of UTEK’s future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK’s filing with the Securities and Exchange Commission.

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